EXHIBIT 4

                  1998 COMAIR HOLDINGS, INC. STOCK OPTION PLAN

                                   ARTICLE 1.

                                   OBJECTIVES


     Comair Holdings, Inc. (hereinafter "Comair") established this Stock Option Plan effective August 11, 1998, as an incentive to attract and retain dedicated and loyal employees of outstanding ability, to stimulate the efforts of such persons in meeting the Company's objectives and to encourage ownership of its Common Stock by employees.

                                   ARTICLE 2.

                                   DEFINITIONS

     2.1 For purposes of the Plan, the following terms shall have the definition which is attributed to them, unless another definition is clearly indicated by a particular usage and context.

          2.1.1 "Code" means the Internal Revenue Code of 1986.

          2.1.2 "Comair" means Comair Holdings, Inc. and any subsidiary of Comair Holdings, Inc. as the term "subsidiary" is defined in Section 424(f) of the Code.

          2.1.3 "Committee" means the Compensation Committee as designated by the Board of Directors and further defined in Article 3.1.

          2.1.4 "Date of Exercise" means the date on which Comair has received a written notice of exercise of an Option, in such form as is acceptable to the Committee, and full payment of the purchase price or a copy of irrevocable directions to a broker-dealer to deliver the Option Price to Comair pursuant to Section 7.2 hereof.

          2.1.5 "Date of Grant" means the date on which the Committee makes an award of an Option.

          2.1.6 "Eligible Employee" means any individual who performs services for Comair and any subsidiary of Comair and is treated as an Employee for federal income tax purposes.

          2.1.7  "Effective Date" means August 11, 1998.

          2.1.8 "Fair Market Value" means the last sale price immediately prior to the date of grant as reported on any stock exchange.




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          2.1.9  "Incentive Stock Option" shall have the same  meaning as  given to that term by Section 422 of the Code.

          2.1.10 "Nonqualified Stock Option" means any Option granted under the Plan which is not considered an Incentive Stock Option.

          2.1.11 "Option" means the right to purchase a stated number of Shares at a specified price. The option may be granted to an Eligible Employee subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate. Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Nonqualified Stock Option.

          2.1.12 "Option Price" means the purchase price per Share subject to an Option and shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant.

          2.1.13 "Permanent and Total Disability": shall mean any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          2.1.14  "Plan" means this 1998 Stock Option plan as it may be amended.

          2.1.15 "Share" means one share of the Common Stock of Comair Holdings, Inc.

                                   ARTICLE 3.

                                 ADMINISTRATION

     3.1 The Plan shall be administered by the Compensation Committee designated by the Board of Directors of Comair unless otherwise designated by the Board of Directors of Comair. The Committee shall be comprised of three or more directors each of whom shall be (i) a "Non-Employee Director" as defined in Rule 16b-3 of the Securities and Exchange Act of 1934 (the "Act") and (ii) an "outside director" to the extent required by Section 162(m) of the Code ("Section 162(m)"), as such Rule and Section may be amended, superseded or interpreted hereafter.

     3.2 Except as specifically limited by the provisions of the Plan, the Committee in its discretion shall have the authority to:

          3.2.1 Grant Options on such terms and conditions consistent with this Plan as the Committee shall determine;

          3.2.2 Interpret the provisions of the Plan and decide all questions of fact arising in its application, and


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          3.2.3 Prescribe such rules and procedures for Plan  administration  as from time to time it may deem advisable.

     3.3 Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions.

     3.4 No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan and to the extent permitted by law, all members shall be indemnified by Comair for any liability and expenses which may occur from any claim or cause of action.

                                   ARTICLE 4.

                             SHARES SUBJECT TO PLAN

     4.1 The number of Shares that may be issued under the Plan is 3,500,000. Except as provided in Section 4.2, upon lapse or termination of any Option for any reason without being completely exercised, the Shares which were subject to such Option may again be subject to other Options.

     4.2 The maximum number of Shares with respect to which options may be granted to any employee during each fiscal year of Comair is 200,000. If an Option is canceled, it continues to be counted against the maximum number of Shares for which Options may be granted to an employee.


                                   ARTICLE 5.

                               GRANTING OF OPTIONS

     The Committee may, from time to time, prior to August 11, 2008, grant Options to Eligible Employees on such terms and conditions as the Committee may determine. More than one Option may be granted to the same Eligible Employee.

                                   ARTICLE 6.

                                TERMS OF OPTIONS

     6.1 Subject to specific provisions relating to Incentive Stock Options set forth in Article 9, each Option shall be for a term of from one to ten years



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from the Date of Grant and may not be exercised  during the first twelve  months of the term of said Option. Commencing on the first anniversary of the Date of Grant of an Option, the Option may be exercised for 25% of the total Shares covered by the Option with an additional 25% of the total Shares covered by the Option becoming exercisable on each succeeding anniversary until the Option is exercisable to its full extent. This right of exercise shall be cumulative and shall be exercisable in whole or in part. The Committee may establish a different exercise schedule and impose other conditions upon exercise for any particular Option or groups of Options. The Committee in its sole discretion may permit particular holders of Options to exercise an Option to a greater extent than provided in such Option.

     6.2 If the grantee of an Option dies or becomes subject to a Permanent and Total Disability while employed by Comair all Options granted to such person shall become fully vested and immediately exercisable as of the date of termination of employment.

     6.3 In the event of the dissolution or liquidation of Comair or any merger, other than a merger for the purpose of the redomestication of Comair not involving a change in control, consolidation, exchange or other transaction in which Comair is not the surviving corporation or in which the outstanding Shares of Comair are converted into cash, other securities or other property, each outstanding Option shall terminate as of a date fixed by the Committee provided that not less than twenty days' (20) written notice of the date of expiration shall be given to each holder of an Option and each such holder shall have the right during such period following notice to exercise the Option as to all or any part of the Shares for which it is exercisable at the time of such notice.

     6.4 All outstanding Options shall become fully vested and immediately exercisable in full if a change in control of Comair occurs. For purposes of this Agreement, a "change in control of Comair", shall be deemed to have occurred if (a) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of Comair or any member of either person's family, becomes the "beneficial owner," as defined in Rule 13d-3 under such Act, directly or indirectly, of securities of Comair representing 30% or more of the combined voting power of Comair's then outstanding securities; or (b) during any period of one year after January 1, 1998, individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board or nomination for election by Comair's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof. However, prior to the time a "change of control of Comair" occurs the Committee may elect that the acceleration of vesting shall not occur.

     6.5 Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any employee any right to continue in the employ of Comair or to interfere in any way with the right of Comair to terminate employment at any time. So long as a holder of an Option shall continue to be an employee of Comair, the Option shall not be affected by any change of the employee's duties or position.


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                                   ARTICLE 7.

                               EXERCISE OF OPTIONS

     7.1 Any person entitled to exercise an Option in whole or in part, may do so by delivering a written notice of exercise to Comair, Attention Chief Financial Officer, at its principal office. The written notice shall specify the number of Shares for which an Option is being exercised and the grant date of the option being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased and any withholding taxes.

     7.2 An Option may also be exercised by delivering a written notice of exercise to Comair, Attention Chief Financial Officer, accompanied by irrevocable instructions to deliver shares to a broker-dealer and a copy of irrevocable instructions to the broker-dealer to deliver the Option Price and any withholding taxes to Comair.

                                   ARTICLE 8.

                             PAYMENT OF OPTION PRICE

     8.1 In the sole discretion of the Committee, Payment of the Option Price and any withholding taxes may be made in cash, by the tender of Shares which have been owned for six months, or both. Shares tendered shall be valued at their Fair Market Value.

     8.2 Payment through tender of Shares may be made by instruction from the Optionee to Comair to withhold from the Shares issuable upon exercise that number which have a Fair Market Value equal to the exercise price for the Option or portion thereof being exercised and any withholding taxes.

                                   ARTICLE 9.

             INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS

     9.1 The Committee in its discretion may designate whether an Option is to be an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same individual. However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other such Option.

     9.2 Any option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan plus the following specific provisions:



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          9.2.1  At the time the  Incentive  Stock  Option  is  granted,  if the
     Eligible Employee owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of Comair, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of Comair, then;

               9.2.1.1 The Option Price must equal at least 110% of the Fair Market Value on the Date of Grant; and

               9.2.1.2 The term of the Option shall not be greater than five years from the Date of Grant.

          9.2.2 The aggregate Fair Market Value of Shares (determined at the Date of Grant) with respect to which Incentive Stock Options are exercisable by an Eligible Employee for the first time during any calendar year under this Plan or any other plan maintained by Comair shall not exceed $100,000.

     9.3 If any Option is not granted, exercised, or held pursuant to the provisions noted immediately above, it will be considered to be a Nonqualified Stock Option to the extent that the grant is in conflict with these restrictions.


                                   ARTICLE 10.

                            TRANSFERABILITY OF OPTION

     During the lifetime of an Eligible Employee to whom an Option has been granted, such Option is not transferable voluntarily or by operation of law and may be exercised only by such individual. Upon the death of an Eligible Employee to whom an Option has been granted, the Option may be transferred to the beneficiaries of heirs of the holder of the Option by will or by the laws of descent and distribution.

     Notwithstanding the above, the Committee may, with respect to particular Nonqualified Options, establish or modify the terms of the Option to allow the Option to be transferred at the request of the grantee of the Option to trusts established by the grantee or as to which the grantee is a grantor or to family members of the grantee or otherwise for personal and tax planning purposes of the grantee. If the Committee allows such transfer, such Options shall not be exercisable for a period of six months following the action of the Committee.


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                                   ARTICLE 11.

                             TERMINATION OF OPTIONS

     11.1 An Option will terminate as follows:

          11.1.1 Upon exercise or expiration by its terms.

          11.1.2 Immediately if employment is terminated for cause or by voluntary action of the grantee without the consent of Comair. Cause is defined as including, but not limited to, theft of or intentional damage to Comair property, intentional harm to Comair's reputation, material breach of the optionee's duty of fidelity to Comair, excessive use of alcohol, the use of illegal drugs, the commission of a criminal act, willful violation of Comair's policies, or trading in shares for personal gain based on knowledge of Comair's activities or results when such information is not available to the general public.

          11.1.3 If the grantee of an Option violates any terms of any written employment, confidentiality or noncompetition agreement between Comair and that person, all existing Options granted to such person will terminate. In addition, if at the time of such violation such person has exercised Options but has not received certificates for the Shares to be issued, Comair may void the Option and its exercise. Any such actions by Comair shall be in addition to any other rights or remedies available to Comair in such circumstances.

          11.1.4 If the grantee of an Option dies or becomes subject to a Permanent and Total Disability while employed by Comair, or within 60 days after termination of employment for any reason other than cause, such Option may be exercised at any time within one year after the date of termination of employment. Options may be exercised by that person's estate or guardian or by those persons to whom the Option may have been transferred pursuant to Section 10.

          11.1.5 In all other cases, upon termination of employment, the then-exercisable portion of any Option will terminate on the 90th day after the date of termination. The portion not exercisable will terminate on the date of termination of employment. For purposes of the Plan, a leave of absence approved by Comair shall not be deemed to be termination of employment.

     11.2 The Committee, in its discretion, may as to any particular outstanding Nonqualified Stock Option or upon the grant of any Nonqualified Stock Option, establish terms and conditions which are different from those otherwise contained in this Article 11, by, without limitation, providing that upon termination of employment for any designated reason, vesting may occur in whole or in part at such time and that such Option may be exercised for any period during the remaining term of the Option, not to exceed ten years from the Date of Grant.

     11.3 Except as provided in Article 12 hereof, in no event will the continuation of the term of an Option beyond the date of termination of employment allow the grantee, his beneficiaries heirs or assigns, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Option than could have been purchased on the day that employment was terminated. In addition, notwithstanding anything contained herein, no option may be exercised in any event after the expiration of ten years from the date of grant of such option.


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                                   ARTICLE 12.

                         ADJUSTMENTS TO SHARES AND PRICE

     12.1 In the event of changes in the outstanding Common Stock of Comair as a result of stock dividends, stock splits, reclassifications, reorganizations, redesignations, mergers, consolidations, recapitalizations, combinations or exchanges of Shares, or other such changes, the number and class of Shares for all purposes covered by the Plan and number and class of Shares and price per Share for each outstanding Option covered by the Plan shall be appropriately adjusted by the Committee.

     12.2 The Committee shall make  appropriate  adjustments in the Option Price
to  reflect  any   spin-off  of  assets,   extraordinary   dividends   or  other
distributions to shareholders.


                                   ARTICLE 13.

                                   AGREEMENTS

     13.1 All Options granted under the Plan shall be evidenced by a written agreement in such form or forms as the Committee in its sole discretion may determine.

     13.2 By acceptance of an Option under this Plan, the recipient shall be deemed to have consented to be bound, on the recipient's own behalf and on behalf of the recipient's heirs, assigns and legal representatives, by all terms and conditions of this Plan.


                                   ARTICLE 14.

                        AMENDMENT OR TERMINATION OF PLAN


     14.1 The Board of Directors of Comair may at any time amend, suspend, or terminate the Plan; provided, however, that no amendments by the Board of Directors of Comair shall, without further approval of the shareholders of Comair;

          14.1.1 Change the definition of Eligible Employees;

          14.1.2 Except as provided in Artless 4 and 12 hereof, increase the number of Shares which may be subject to the Plan, or increase the maximum number of Shares with respect to which Options may be granted to any eligible Employee of Comair during any fiscal year;

          14.1.3 Cause the Plan or any Option granted under the Plan to fail to meet the conditions for exclusion of application of the $1 million deduction limitation imposed by Section 162(m) of the Code; or



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          14.1.4 Cause any Option  granted as an Incentive  Stock Option to fail to qualify as an "Incentive Stock Option" as defined by Section 422 of the Code.

     14.2 No amendment or termination of the plan shall alter or impair any Option granted under the Plan without the consent of the holder thereof.

     14.3 This Plan shall continue in effect until the expiration of all Options granted under the Plan unless terminated earlier in accordance with this Article 14; provided, however, that it shall otherwise terminate and no Options shall be granted ten years after the Effective Date.

                                   ARTICLE 15.

                                 EFFECTIVE DATE

     This Plan shall become effective as of August 11, 1998, having been adopted by the Board of Directors of Comair on May 19, 1998 and subject to approval by shareholders by August 11, 1998.

                                   ARTICLE 16.

                                  MISCELLANEOUS

     16.1 Nothing contained in this Plan or in any action taken by the Board of Directors or shareholders of Comair shall constitute the granting of an Option. An Option shall be granted only at such time as a written option shall have been executed and delivered to the respective employee and the employee shall have executed an agreement in conformance with the provisions of the Plan.

     16.2 Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option. No persons holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a shareholder of Comair with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Shares shall be issued and delivered upon exercise unless and until Comair has complied with all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws and with any applicable listing requirements of any securities exchange on which Comair securities may then be listed as well as any other requirements of law.